Exhibit 23.2

kpmg LLP

Vaughan Metropolitan Centre

100 New Park Place, Suite 1400

Vaughan ON L4K 0J3

Canada

Tel 905-265-5900

Fax 905-265-6390

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sangoma Technologies Corporation

We, KPMG LLP, consent to the use of our report dated September 27, 2023, on the consolidated financial statements of Sangoma Technologies Corporation (“the Entity”), which comprise the consolidated statement of financial position as at June 30, 2023, the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the year ended June 30, 2023, and the related notes, which is incorporated by reference in Form S-8 dated September 29, 2023 of the Entity.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

September 29, 2023

Vaughan, Canada

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

KPMG Canada provides services to KPMG LLP.